AMENDMENT

TO AND ASSIGNMENT OF

TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment to and Assignment of each of the Transfer Agency and Service Agreements, as amended, listed on Attachment A hereto (each an “Agreement”), between State Street Bank and Trust Company (“State Street”) and SunAmerica entities listed on Attachment A hereto (each a “Fund”) is made as of the 17th day of July, 2017, (the “Effective Date”). In accordance with the amendment section of each Agreement, the parties desire to amend each Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants of the parties herein contained, the Parties acknowledge and agree as follows:

1.	Parties and Assignment and Assumption. The parties do hereby agree that effective as of the date hereof, State Street shall be removed as a party to the Agreement and shall be replaced by Boston Financial Data Services, Inc. (“Boston Financial”), a Massachusetts corporation and SEC registered transfer agent. State Street hereby assigns to Boston Financial, from and after the Effective Date, all of State Street’s rights, duties and obligations under the Agreement and any exhibits or schedules thereto. In turn, Boston Financial hereby accepts such assignment and agrees to assume, from and after the Effective Date, all of the rights, duties and obligations assigned to it hereunder by State Street and agrees to be responsible for all obligations incurred by it under the Agreement and its exhibits and schedules from and after the Effective Date. The Funds hereby consent and agree to such assignment. All references in the Agreement and in any exhibits or schedules thereto to the “Transfer Agent” or “State Street Bank and Trust Company” shall be deemed to refer to Boston Financial, except where the context otherwise requires.

2.	Recitals Incorporated; Definitions. The foregoing recitals are true and correct and by this reference are incorporated herein. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

3.	Continuing Provisions of the Agreement. Except as otherwise specifically set forth in this Amendment and Assignment, all other terms of the Agreement shall remain unchanged and continue in full force and effect.

4.	Counterpart Signatures. This Amendment and Assignment may be executed in any number of counterpart signatures with the same effect as if the parties had all signed the same document. All counterpart signatures shall be construed together and shall constitute one agreement. A signature page forwarded as an electronic image for attachment to an assembled document shall be deemed delivery of an original signature page.

Signatures on Following Page

Page 1	SunAmerica

SunAmerica Assignment Amendment

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Assignment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

SUNAMERICA SERIES, INC.	BOSTON FINANCIAL DATA SERVICES, INC.
SUNAMERICA MONEY MARKET FUNDS, INC.
SUNAMERICA SENIOR FLOATING RATE FUND, INC.
SUNAMERICA SPECIALTY SERIES
SUNAMERICA EQUITY FUNDS
SUNAMERICA INCOME FUNDS

By: /s/ John T. Genoy	By: /s/ PATRICIA CROCKAN
Name: John T. Genoy	Name: PATRICIA CROCKAN
Title: President	Title: CHIEF OPERATIONS OFFICER

As an Authorized Officer on behalf of each of the Funds indicated on Schedule A

Acknowledged and Agreed Solely for Purposes of Section 1 of this Amendment and Assignment:
STATE STREET BANK AND TRUST COMPANY
By: /s/ Andrew Erickson
Name: Andrew Erickson
Title: Executive Vice President

Page 2	SunAmerica

Attachment A

List of Agreements

Contracting Party	Date of Agreement
SunAmerica Series, Inc.	September 17, 1996

SunAmerica Money Market Funds, Inc.	November 29, 1994

SunAmerica Senior Floating Rate Fund, Inc.	March 11, 1998

SunAmerica Specialty Series	June 3, 2004

SunAmerica Equity Funds	November 29, 1994

SunAmerica Income Funds	November 29, 1994

Page 3	SunAmerica